Exhibit 99.1

Media Relations Contact:	Investor Relations Contact:
Holly Gilthorpe TIBCO Software Inc. (650) 846-5624 hgilthorpe@tibco.com	Matthew Langdon TIBCO Software Inc. (650) 846-5747 mlangdon@tibco.com

TIBCO SOFTWARE GROWS LICENSE REVENUE BY 29%

AND TOTAL REVENUE BY 24% OVER Q3 2010

Non-GAAP EPS Increases to $0.23

PALO ALTO, Calif., September 22, 2011 – TIBCO Software Inc. (Nasdaq: TIBX) today announced results for its third fiscal quarter, which ended on August 28, 2011.

Total revenue for the third quarter of fiscal 2011 was $229.0 million and net income was $23.5 million, or $0.14 per diluted share. This compares to total revenue of $184.5 million and net income of $17.4 million, or $0.10 per diluted share, as reported for the third quarter of fiscal 2010.

On a non-GAAP basis, net income for the third quarter of fiscal 2011 was $39.4 million or $0.23 per diluted share, compared with $29.8 million or $0.17 per diluted share for the third quarter of fiscal 2010. Non-GAAP operating income for the third quarter of fiscal 2011 was $57.6 million, an increase of 28% over non-GAAP operating income of $45.0 million in the third quarter of fiscal 2010. Non-GAAP results exclude amortization of acquired intangible assets, stock-based compensation expense, acquisition related and other expenses and restructuring activities and assume a non-GAAP effective tax rate of 30% and 31% for the third quarter of fiscal years 2011 and 2010, respectively.

“Once again, we delivered strong growth in revenue and profitability this quarter, as we continue to see broad-based demand for TIBCO’s event-driven platform. In Q3, total revenue grew 24%, license revenue grew 29%, and non-GAAP operating profits grew 28% over the same period a year ago,” said Vivek Ranadivé, TIBCO’s chairman and CEO. “Through the ups and downs of the broader market, it is more clear than ever that even a little bit of the right information, delivered to the right place, at the right time, and with context, is far more valuable than all of the information in the world delivered too late. We call this vision ‘The Two Second Advantage,’ and it helps explain why customers across an expanding set of industries and geographies are turning to TIBCO to address the threats and opportunities of our time and to compete and win in the 21st century.”

Third Quarter Fiscal 2011 Highlights

•	Record Q3 total revenue was $229.0 million;

•	Record Q3 license revenue was $90.9 million;

•	Non-GAAP operating margin was 25%;

•	Repurchased 2.6 million shares;

•	Strong mix of business across major industries including Financial Services, Telecommunications, Government, Energy, Manufacturing, Life Sciences, and Retail;

•	TIBCO closed 126 deals over $100k and had 21 deals over $1 million; and

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TIBCO expanded its business with leading companies and agencies in the third quarter such as Banco Bilbao Vizcaya Argentaria, Geisinger System Services, Hyundai Information Services North America, Infineon Technologies, Manulife – John Hancock Financial Services, Swisscom, U.S. Foodservice, Inc., Vodafone Ireland, and Whataburger Restaurants.

Conference Call Details

TIBCO has scheduled a conference call for 4:30 pm ET / 1:30 pm PT today to discuss its third quarter results. The conference call will be hosted by InterCall and may be accessed over the internet at www.tibco.com or via dial-in at 877-293-9114 or 706-758-2055. Please join the conference call at least 10 minutes early to register. A replay of the conference call will be available until midnight PT on October 22, 2011 at www.tibco.com or via dial-in at 800-642-1687 or 706-645-9291. The pass code for both the call and the replay is 96124467.

About TIBCO

TIBCO Software Inc. (NASDAQ: TIBX) is a provider of infrastructure software for companies to use on-premise or as part of cloud computing environments. Whether it’s optimizing claims, processing trades, cross-selling products based on real-time customer behavior, or averting a crisis before it happens, TIBCO provides companies the two-second advantageTM – the ability to capture the right information at the right time and act on it preemptively for a competitive advantage. More than 4,000 customers worldwide rely on TIBCO to manage information, decisions, processes and applications in real time. Learn more at www.tibco.com.

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TIBCO, The Power of Now, two-second advantage, and TIBCO Software are trademarks or registered trademarks of TIBCO Software Inc. in the United States and/or other countries. All other product and company names and marks mentioned in this document are the property of their respective owners and are mentioned for identification purposes only.

About Non-GAAP Financial Information

This press release includes non-GAAP financial measures. For a description of these non-GAAP financial measures, including the reasons management uses each measure, and reconciliations of these non-GAAP financial measures to the most directly comparable financial measures prepared in accordance with Generally Accepted Accounting Principles (GAAP), please see the section entitled “About Non-GAAP Financial Measures” and the accompanying table entitled “Reconciliation of GAAP to Non-GAAP Measures.”

Legal Notice Regarding Forward-Looking Statements

This release contains forward-looking statements within the meaning of the “safe harbor” provisions of the federal securities laws. The final financial results for third quarter of fiscal year 2011 may differ materially from the preliminary results presented in this release due to factors that include, but are not limited to, risks associated with the final review of the results and preparation of financial statements. In addition, forward-looking statements such as statements regarding the ability of TIBCO’s platform to help customers address the threats and opportunities of our time and to compete and win in the 21st century are subject to risks and uncertainties that could cause actual results to differ materially from such forward-looking statements. These risks include but are not limited to: TIBCO’s ability to develop products that address changing market demands, the impact of competition from alternative business models and new product introductions, and the impact of competition from companies that are larger or have greater resources than TIBCO. Additional information regarding potential risks is provided in TIBCO’s filings with the SEC, including its most recent Annual Report on Form 10-K for the year ended November 30, 2010 and Quarterly Report on Form 10-Q for the quarter ended May 29, 2011. TIBCO assumes no obligation to update the forward-looking statements included in this release.

TIBCO Software Inc.

Condensed Consolidated Balance Sheets

(unaudited)

(in thousands)

	August 28, 2011	November 30, 2010
ASSETS
Current assets:
Cash and cash equivalents	$272,215	$243,989
Short-term investments	239	1,504
Accounts receivable, net	171,820	185,740
Prepaid expenses and other current assets	64,400	57,889

Total current assets	508,674	489,122
Property and equipment, net	87,096	88,523
Goodwill	439,121	409,545
Acquired intangible assets, net	87,176	104,818
Long-term deferred income tax assets	75,635	66,671
Other assets	49,850	46,320

Total assets	$1,247,552	$1,204,999

LIABILITIES AND EQUITY
Current liabilities:
Accounts payable	$23,825	$23,815
Accrued liabilities	109,213	108,576
Deferred revenue	218,340	182,895
Current portion of long-term debt	2,364	2,269
Accrued restructuring costs	1,223	2,714

Total current liabilities	354,965	320,269
Long-term deferred revenue	13,026	15,212
Long-term deferred income tax liabilities	6,314	4,257
Long-term income tax liabilities	16,550	14,044
Long-term debt, less current portion	36,323	38,108
Accrued restructuring costs, less current portion	181	513
Other long-term liabilities	2,688	2,865

Total long-term liabilities	75,082	74,999

Total liabilities	430,047	395,268

Total equity	817,505	809,731

Total liabilities and equity	$1,247,552	$1,204,999

TIBCO Software Inc.

Condensed Consolidated Statements of Operations

(unaudited)

(in thousands, except net income per share)

	Three Months Ended		Nine Months Ended
	August 28, 2011	August 29, 2010	August 28, 2011	August 29, 2010
Revenue:
License	$90,853	$70,567	$242,912	$186,837
Service and maintenance	138,120	113,909	387,823	325,953

Total revenue	228,973	184,476	630,735	512,790

Cost of revenue:
License	6,929	8,992	25,566	24,587
Service and maintenance	56,425	41,057	152,462	115,389

Total cost of revenue	63,354	50,049	178,028	139,976

Gross profit	165,619	134,427	452,707	372,814
Operating expenses:
Research and development	36,041	30,773	104,902	88,974
Sales and marketing	72,182	59,072	203,614	168,621
General and administrative	15,170	12,390	43,660	35,643
Amortization of acquired intangible assets	4,632	4,106	14,553	11,790
Acquisition related and other	863	906	1,686	2,540
Restructuring	143	561	110	6,832

Total operating expenses	129,031	107,808	368,525	314,400

Income from operations	36,588	26,619	84,182	58,414
Interest income	246	398	1,176	826
Interest expense	(940)	(1,138)	(2,937)	(3,103)
Other income (expense), net	(503)	(879)	(1,929)	(966)

Income before provision for income taxes and noncontrolling interest	35,391	25,000	80,492	55,171
Provision for income taxes	11,800	7,536	19,796	14,336

Net income	23,591	17,464	60,696	40,835
Less: Net income attributable to noncontrolling interest	62	109	168	241

Net income attributable to TIBCO Software Inc.	$23,529	$17,355	$60,528	$40,594

Net income per share attributable to TIBCO Software Inc.:
Basic	$0.15	$0.11	$0.37	$0.25

Diluted	$0.14	$0.10	$0.35	$0.24

Shares used to compute net income per share attributable to TIBCO Software Inc.:
Basic	161,876	160,238	161,430	161,274

Diluted	172,957	171,192	173,703	170,305

TIBCO Software Inc.

Condensed Consolidated Statements of Cash Flows

(unaudited)

(in thousands)

	Nine Months Ended
	August 28, 2011	August 29, 2010
Cash flows from operating activities:
Net income	$60,696	$40,835
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation of property and equipment	9,801	10,020
Amortization of acquired intangible assets	26,788	23,235
Stock-based compensation	36,186	23,093
Deferred income tax	3,406	(11,282)
Tax benefits related to stock benefit plans	11,773	18,502
Excess tax benefits from stock-based compensation	(31,506)	(11,729)
Other non-cash adjustments, net	85	39
Changes in assets and liabilities:
Accounts receivable	15,887	32,903
Prepaid expenses and other assets	(8,383)	3,315
Accounts payable	(492)	(3,354)
Accrued liabilities and restructuring costs	(8,380)	(19,546)
Deferred revenue	28,273	7,378

Net cash provided by operating activities	144,134	113,409

Cash flows from investing activities:
Purchases of short-term investments	(76)	—
Maturities and sales of short-term investments	1,441	169
Acquisitions, net of cash acquired	(22,579)	(42,578)
Proceeds from private equity investments	—	32
Purchases of property and equipment	(7,458)	(4,319)
Restricted cash pledged as security	(3,978)	(3,669)

Net cash used in investing activities	(32,650)	(50,365)

Cash flows from financing activities:
Proceeds from issuance of common stock	42,402	34,794
Repurchases of the Company’s common stock	(145,216)	(101,538)
Witholding taxes related to restricted stock net share settlement	(17,472)	(6,035)
Excess tax benefits from stock-based compensation	31,506	11,729
Principal payments on long-term debt	(1,690)	(2,944)

Net cash used in financing activities	(90,470)	(63,994)

Effect of foreign exchange rate changes on cash and cash equivalents	7,212	(2,748)

Net change in cash and cash equivalents	28,226	(3,698)
Cash and cash equivalents at beginning of period	243,989	292,529

Cash and cash equivalents at end of period	$272,215	$288,831

About Non-GAAP Financial Measures

TIBCO provides non-GAAP measures for operating income, net income and net income per share data as supplemental information regarding TIBCO’s business performance. TIBCO believes that these non-GAAP financial measures are useful to investors because they exclude non-operating charges. TIBCO’s management excludes these non-operating charges when it internally evaluates the performance of TIBCO’s business and makes operating decisions, including internal budgeting, performance measurement and the calculation of bonuses and discretionary compensation, because these measures provide a consistent method of comparison to historical periods. Moreover, management believes these non-GAAP measures reflect the essential revenue generation activities of TIBCO. Accordingly, management excludes stock-based compensation related to employee stock options, amortization of acquired intangible assets, costs related to formal restructuring activities, acquisition-related and other expenses, gains and losses on equity investments, and the income tax effects of the foregoing, as well as adjustments for the impact of changes in the valuation allowance recorded against TIBCO’s deferred tax assets when making operational decisions.

TIBCO believes that providing the non-GAAP measures that management uses to its investors is useful to investors for a number of reasons. The non-GAAP measures provide a consistent basis for investors to understand TIBCO’s financial performance on a trended basis across historical periods. In addition, it allows investors to evaluate TIBCO’s performance using the same methodology and information as that used by TIBCO’s management.

Non-GAAP measures are subject to material limitations as these measures are not in accordance with, or a substitute for, GAAP and thus TIBCO’s definition may be different from similar non-GAAP measures used by other companies and/or analysts. However, TIBCO’s management compensates for these limitations by providing the relevant disclosure of the items excluded in the calculation of non-GAAP operating income, non- GAAP net income and non-GAAP net income per share. In addition, some items such as restructuring charges that are excluded from non-GAAP net income and non-GAAP earnings per share can have a material impact on cash flows and stock compensation charges can have a significant impact on earnings. Management compensates for these limitations by evaluating the non-GAAP measure together with the most directly comparable GAAP measure. TIBCO has historically provided non-GAAP measures to the investment community as a supplement to its GAAP results, to enable investors to evaluate TIBCO’s business performance in the way that management does.

The non-GAAP adjustments, and the basis for excluding them, are outlined below:

Amortization of Intangible Assets

TIBCO has incurred amortization of intangible assets, included in its GAAP financial statements, related to various acquisitions TIBCO has made. Management excludes these items, for the purposes of calculating non-GAAP operating income, non-GAAP net income and non-GAAP net income per share. TIBCO believes that eliminating this expense from its non-GAAP measures is useful to investors, because the amortization of intangible assets can be inconsistent in amount and frequency and is significantly impacted by the timing and magnitude of TIBCO’s acquisition transactions, which also vary substantially in frequency from period to period.

Stock-based Compensation

TIBCO incurs stock-based compensation expense. TIBCO excludes this item for the purposes of calculating non-GAAP operating income, non-GAAP net income and non-GAAP net income per share because it is a non-cash expense that TIBCO believes is not reflective of its business performance. The nature of the stock-based compensation expense also makes it very difficult to estimate prospectively, since the expense will vary with changes in the stock price and market conditions at the time of new grants, varying valuation methodologies, subjective assumptions and different award types, making the comparison of current results with forward-looking guidance potentially difficult for investors to interpret. The tax effects of stock-based compensation expenses may also vary significantly from period to period, without any change in underlying operational performance, thereby obscuring the underlying profitability of operations relative to prior periods. Finally,

TIBCO believes that non-GAAP measures of profitability that exclude stock-based compensation are widely used by analysts and investors in the software industry.

Acquisition-related and Other Expenses

TIBCO has incurred acquisition-related and other expenses which consist of costs incurred after the issuance of a definitive term sheet for a particular transaction (whether or not such transaction is ultimately completed, remains in process or is not completed) and include legal, banker, accounting and other advisory fees of third parties and severance costs for employees of the acquired company that are terminated within 90 days of the acquisition date. Management excludes these items, for the purposes of calculating non-GAAP operating income, non-GAAP net income and non-GAAP net income per share. TIBCO believes that eliminating these expenses from its non-GAAP measures is useful to investors, because it generally would not have otherwise incurred such expenses in the periods presented as part of its continuing operations. The acquisition-related and other expenses are not recurring with respect to past transactions, can be inconsistent in amount and frequency from period to period and are significantly impacted by the timing and magnitude of TIBCO’s acquisitions. While these expenses are not recurring with respect to past transactions, TIBCO generally will incur these expenses in connection with any future acquisitions.

Restructuring Activities

TIBCO has incurred restructuring expenses, included in its GAAP presentation of operating expense, primarily due to workforce related charges such as payments for severance and benefits and estimated costs of exiting and terminating facility lease commitments related to a formal restructuring plan. TIBCO excludes these items, for the purposes of calculating non-GAAP operating income, non-GAAP net income and non-GAAP net income per share, when it evaluates the continuing business performance of TIBCO. TIBCO believes that these items are not consistently recurring and do not necessarily reflect expected future operating expense, nor does TIBCO believe that they provide a meaningful evaluation of current versus past business results or the expense levels required to support TIBCO’s operating plan.

TIBCO Software Inc.

Reconciliation of GAAP to Non-GAAP Measures

(unaudited)

(in thousands, except net income per share)

	Three Months Ended				Nine Months Ended
	August 28, 2011		August 29, 2010		August 28, 2011		August 29, 2010
	Operating Income	Net income attributable to TIBCO Software Inc.	Operating Income	Net income attributable to TIBCO Software Inc.	Operating Income	Net income attributable to TIBCO Software Inc.	Operating Income	Net income attributable to TIBCO Software Inc.
GAAP	$36,588	$23,529	$26,619	$17,355	$84,182	$60,528	$58,414	$40,594
Amortization of intangible assets - cost of revenue	2,492	2,492	3,911	3,911	12,235	12,235	11,445	11,445
Amortization of intangible assets - operating expense	4,632	4,632	4,106	4,106	14,553	14,553	11,790	11,790
Stock-based compensation - cost of revenue	1,717	1,717	786	786	3,548	3,548	2,109	2,109
Stock-based compensation - R&D expense	2,933	2,933	2,286	2,286	8,585	8,585	5,826	5,826
Stock-based compensation - S&M expense	4,566	4,566	3,154	3,154	12,856	12,856	7,980	7,980
Stock-based compensation - G&A expense	3,702	3,702	2,643	2,643	11,197	11,197	7,178	7,178
Acquisition related and other	863	863	906	906	1,686	1,686	2,540	2,540
Restructuring	143	143	561	561	110	110	6,832	6,832
Income tax adjustment for non-GAAP	—	(5,132)	—	(5,903)	—	(22,215)	—	(20,328)

Non-GAAP	$57,636	$39,445	$44,972	$29,805	$148,952	$103,083	$114,114	$75,966

Diluted net income per share attributable to TIBCO Software Inc.:
GAAP		$0.14		$0.10		$0.35		$0.24

Non-GAAP		$0.23		$0.17		$0.59		$0.45

Shares used to compute diluted net income per share attributable to TIBCO Software Inc.:		172,957		171,192		173,703		170,305